Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Transitional Yearly Report of PROTECTUS MEDICAL DEVICES, INC. (the “Company”) on the Transitional Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis McCarthy, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Transitional Yearly Report on Form 10-K for the year ending December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Transitional Yearly Report on Form 10-K for theyear ending December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of PROTECTUS MEDICAL DEVICES, Inc.

Date: May 17, 2010

By: /s/ John S. Salstrom
John S. Salstrom
Chief Executive Officer,
Chief Financial
and Accounting Officer